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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 9, 1998

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                                 RISCORP, INC.

             (Exact name of Registrant as specified in its Charter)

FLORIDA                             0-27462                 65-0335150
(State or Other                     (Commission             (IRS Employer
Jurisdiction of                     File No.)               Identification No.)
Incorporation)

One Sarasota Tower, Suite 608
Sarasota, Florida
(Address of principal               34236
 executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (941) 366-5015

         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         Pursuant to an Asset Purchase Agreement dated June 17, 1997, by and among RISCORP, Inc. ("RISCORP"), certain of its subsidiaries named therein, and Zenith Insurance Company ("Zenith"), a wholly owned subsidiary of Zenith National Insurance Corp., RISCORP and its subsidiaries sold substantially all of their operating assets and certain liabilities to Zenith. The closing of the transaction occurred on April 1, 1998.

         In connection with the closing of this transaction, Zenith paid $35 million in cash, a portion of which was placed in escrow pursuant to the terms of the Asset Purchase
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Agreement. The final purchase price to be paid by Zenith will be the excess, if any, of the book value of the transferred assets over the transferred liabilities assumed by Zenith at closing. On June 9, 1998, RISCORP delivered to Zenith a closing date balance sheet (the "Proposed Business Balance Sheet") representing the audited statement of transferred assets and transferred liabilities as of April 1, 1998. The Proposed Business Balance Sheet indicated RISCORP's calculation of the final purchase price to be approximately $141 million, less the $35 million previously paid by Zenith.

         Pursuant to the terms of the Asset Purchase Agreement, on July 9, 1998, Zenith provided to RISCORP a list of suggested adjustments to the Proposed Business Balance Sheet. These suggested adjustments totaled $209 million and principally related to differences in the estimation of losses and loss adjustment expense reserves and the estimate of the allowance for uncollectible receivables. The adjustments proposed by Zenith reflect Zenith's position that the aggregate value of the liabilities assumed by it exceed the value of the assets transferred by as much as $68 million. While RISCORP is still in the process of evaluating the basis for the adjustments proposed by Zenith, based on its preliminary analysis RISCORP intends to dispute Zenith's suggested changes and vigorously defend its determination of the Proposed Business Balance Sheet. The parties have engaged a nationally recognized independent accounting firm to serve as neutral auditors and neutral actuaries to resolve the items in dispute related to the determination of the final purchase price. If Zenith should prevail in the dispute resolution process, it is possible that the final purchase price for this transaction could be the $35 million already received by RISCORP.

         Pursuant to other provisions of the Asset Purchase Agreement, Zenith has provided notice to RISCORP of certain alleged breaches of the representations, warranties or covenants made by RISCORP therein. RISCORP has disputed the allegations asserted by Zenith and has also provided notice to Zenith of certain breaches of covenants made by Zenith in the Asset Purchase Agreement. RISCORP also anticipates a dispute with Zenith with respect to its entitlement to certain security deposits held by various state insurance departments and other regulatory agencies that were not transferred to Zenith at closing. RISCORP intends to vigorously defend all allegations asserted by Zenith with respect to these and other matters and intends to take such actions as it deems necessary to ensure Zenith fully complies with its obligations under the Asset Purchase Agreement.

                      NOTE ON FORWARD-LOOKING INFORMATION

         This report contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The words "believe," "estimate," "expect," "intend," "anticipate," and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are



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not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include but are not limited to the following: (i) uncertainties with respect to the final purchase price to be paid by Zenith under the Asset Purchase Agreement; (ii) the value of the transferred assets and the transferred liabilities; (iii) the ability of RISCORP to recover any amounts from Zenith for breaches of covenants under the Asset Purchase Agreement; (iv) Zenith's ability to recover from RISCORP certain assets not transferred to it at closing; and (v) other risks detailed herein and from time to time in the Registrant's other reports and filings with the Securities and Exchange Commission.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RISCORP, INC.

Dated: July 20, 1998                        By:


                                                /s/ WALTER E. RIEHEMANN
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                                            Walter E. Riehemann
                                            VICE PRESIDENT & TREASURER



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